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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): June 2, 1997
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                         TRIATHLON BROADCASTING COMPANY
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               (Exact name of registrant as specified in charter)

          Delaware                     0-26530                   33-0668235
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(State or Other Jurisdiction     (Commission File No.)         (IRS Employer
      of Incorporation)                                     Identification No.)

Symphony Towers, 750 B Street, Suite 1920, San Diego, CA              92101
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (619) 239-4242
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                                      N/A
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         (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 2, 1997, Triathlon Broadcasting Company (the "Company") consummated the acquisition of the assets of radio stations KGOR-FM and KFAB-AM, each operating in the Omaha, Nebraska market from American Radio Systems Corporation. The purchase price for this acquisition which also included the exclusive Muzak franchise for the Omaha and Lincoln, Nebraska markets was $38.0 million. The purchase price was determined in arms length negotiations between the Company and American Radio Systems Corporation and was principally funded with the proceeds of a loan agreement entered into on June 2, 1997 with AT&T Commercial Finance Corporation and Union Bank of California, described below.

         This acquisition increases the Company's radio station ownership in Nebraska to seven FM and one AM radio stations. The Company already owns and operates radio stations KTNP-FM and KXKT-FM serving the Omaha market and in the Lincoln market, the Company owns and operates radio stations KIBZ-FM, KKNB-FM, KXKX-FM and KTGL-FM. In addition, in April 1997, the Company acquired Pinnacle Sports Productions LLC, which has exclusive production and advertising sales rights to sports events at the University of Nebraska and operates a radio network in Nebraska.


ITEM 5.  OTHER EVENTS

         On June 2, 1997, the Company entered into a credit agreement with AT&T Commercial Finance Corporation and the Union Bank of California (the "Credit Agreement") which allows for an increase in the amount available for borrowings from $40.0 million to $80.0 million. The Credit Agreement is more fully described in the Company's annual report on Form 10-KSB for the transition period ended December 31, 1996. On June 2, 1997, the Company increased its borrowings under the Credit Agreement to fund the acquisition described in
ITEM 2 above and has $1.5 million of borrowing availability remaining under the Credit Agreement.

ITEM 7.  FINANCIAL STATEMENTS

         (a)      Financial Statements of Businesses Acquired

         As of the date of the filing of this Form 8-K, it is impracticable to provide the required financial statements. The required financial statements will be filed no later than 60 days from the date this Form 8-K was required to be filed.

         (b)      Pro Forma Financial Information

         As of the date of the filing of this Form 8-K, it is impracticable to provide the required pro forma financial information. The required pro forma financial information will be filed no later than 60 days from the date this Form 8-K was required to be filed.

         (c)      Exhibits

         10.1 Asset Purchase Agreement dated as of October 17, 1996, between Triathlon Broadcasting of Omaha, Inc. and American Radio Systems Corporation (incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the nine months ending on September 30, 1996 filed with the Securities and Exchange Commission on November 14, 1996)

         10.2 Amended and Restated Loan Agreement dated May 30, 1997 among AT&T Commercial Finance Corporation and Union Bank of California, N.A. and Triathlon Broadcasting of Wichita, Inc., Triathlon Broadcasting Of Lincoln, Inc., Triathlon Broadcasting of Omaha, Inc., Triathlon Broadcasting of Spokane, Inc., Triathlon Broadcasting of Tri-Cities, Inc., Triathlon Broadcasting of Colorado Springs, Inc., and Triathlon Broadcasting of Little Rock, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                              TRIATHLON BROADCASTING COMPANY



                              By:         /s/ Jan E. Chason
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                                 Name:  Jan E. Chason
                                 Title: Chief Financial Officer and Treasurer


Date: June 11, 1997

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